UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2021

BioVie Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55292	46-2510769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9120 Double Diamond Parkway, Suite 1400 Reno, NV	89521
(Address of Principal Executive Offices)	(Zip Code)

(775) 888-3162
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BIVI	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Loan Agreement

On November 30, 2021 (the “Closing Date”), BioVie Inc. (the “Company”) entered into a Loan and Security Agreement and the Supplement to the Loan and Security Agreement (together, the “Loan Agreement”) with Avenue Venture Opportunities Fund II, L.P. (“AVOPII”) and Avenue Venture Opportunities Fund, L.P. (“AVOPI” and, together with AVOPII, the “Lenders,”) for growth capital loans in an aggregate principal amount of up to $20,000,000 (the “Loan”), with (i) $15,000,000 funded on the Closing Date (“Tranche 1”) and (ii) up to $5,000,000 to be made available to the Company on or prior to September 15, 2022, subject to the Company’s achievement of certain milestones with respect to certain of its ongoing clinical trials (“Tranche 2”). The Loan bears interest at an annual rate equal to the greater of (a) the sum of 7.00% plus the prime rate as reported in The Wall Street Journal and (b) 10.75%. The Loan is secured by a lien upon and security interest in all of the Company’s assets, including intellectual property, subject to agreed exceptions. The maturity date of the Loan is December 1, 2024. The Company may, at its discretion, request an additional growth capital loan in an amount equal to $5,000,000 (i) upon the Company’s achievement of additional milestones with respect to certain of its ongoing clinical trials (ii) upon the mutual written agreement of the Company and the Lenders each acting in its sole discretion, and (iii) subject to execution and delivery by the Company and the Lenders of amendments to the loan documents and the Warrant (as defined below) to reflect such additional loan and approval of each Lender’s investment committee (“Tranche 3”).

Up to $5,000,000 of the principal amount of the Loan outstanding may be converted, at the option of the Lenders, into shares of the Company’s Class A common stock at a conversion price of $6.98 per share.

Pursuant to the Supplement to the Loan Agreement, the Company paid an aggregate commitment fee of $200,000 and will make monthly interest-only payments during the first eighteen months of the term of the Loan, which may be increased up to an additional six months from the end of such eighteen month period prior to receipt of the Tranche 2 Loan. Following the interest-only period, the Company will make equal monthly payments of principal, plus accrued interest, until the Loan’s maturity date when all remaining principal and accrued interest must be paid. If the Company prepays the Loan, it will be required to pay (a) a prepayment fee in an amount equal to 3.0% of the principal amount of the Loan that is prepaid during the interest-only period; and (b) a prepayment fee in an amount equal to 1.0% of the principal amount of the Loan that is prepaid after the interest-only period. On the Loan’s maturity date, or on the date of the prepayment of the Loan, the Company must also make a final payment equal to 4.25% of the sum of (a) the Loan amount funded under Tranche 1 and Tranche 2, plus (b) the aggregate principal amount of additional growth capital loans borrowed under Tranche 3.

The Loan Agreement contains certain representations and warranties by the Company and other agreements that are customary in loan agreements of this type. The Loan Agreement also contains customary events of default, including non-payment of principal or interest, violations of covenants, bankruptcy and material judgments.

The Company intends to use the proceeds of the Loan for general corporate purposes.

Warrants

In connection with the Loan, pursuant to the funding of Tranche 1 on the Closing Date, the Company issued to the Lenders warrants to purchase 360,824 shares of Class A common stock of the Company (the “Warrants”) at an exercise price per share equal to $5.82 (the “Stock Purchase Price”). The warrants, which are exercisable until November 30, 2026 (the “Expiration Date”), were offered and sold by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The Lenders may exercise the Warrants at any time, or from time to time up to and including the Expiration Date, by making a cash payment equal to the exercise price multiplied by the quantity of shares. The Lenders may also exercise the Warrants on a cashless or “net issuance” basis by receiving a net number of shares calculated pursuant to the formula set forth in the Warrants. The Warrants are subject to anti-dilution adjustments for stock dividends, stock splits, and reverse stock splits.

The foregoing descriptions of the Loan and Security Agreement, the Supplement to the Loan and Security Agreement and the Warrant do not purport to be complete and are qualified in their entirety by the full text of the Loan and Security Agreement, the Supplement to the Loan and Security Agreement and the Warrant, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure concerning the Loan set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure concerning the Warrant set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 1, 2021, the Company issued a press release announcing the completion of the Loan as described in more detail in Item 1.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(a) Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement, dated November 30, 2021, among BioVie Inc. Avenue Venture Opportunities Fund II, L.P., and Avenue Venture Opportunities Fund, L.P.
10.2	Supplement to Loan and Security Agreement, dated November 30, 2021, among BioVie Inc., Avenue Venture Opportunities Fund II, L.P. and Avenue Venture Opportunities Fund, L.P.
10.3	Form of Warrant to Purchase Shares of Class A Common Stock of BioVie Inc.
99.1	Press Release, dated December 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2021

BIOVIE INC.

By:	/s/ Joanne Wendy Kim
Name:	Joanne Wendy Kim
Title:	Chief Financial Officer